Exhibit 10.28

EXECUTION COPY

PLEDGE AND SECURITY AGREEMENT

Dated as of June 12, 2006

among

CELLU PAPER HOLDINGS, INC.,

CELLU TISSUE HOLDINGS, INC.

and

certain of its Subsidiaries

in favor of

JPMorgan Chase Bank, N.A.,

as US Administrative Agent

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Perfection Matters
Schedule 4	Jurisdictions of Organization and Chief Executive Offices
Schedule 5	Inventory and Equipment Locations
Schedule 6	Intellectual Property
Schedule 7	Deposit Accounts and Securities Accounts
Schedule 8	Commercial Tort Claims

ANNEXES

Annex 1	Form of Assumption Agreement
Annex 2	Form of Issuer’s Acknowledgement and Consent
Annex 3	Form of Deposit Account Control Agreement
Annex 4	Form of Securities Account Control Agreement
Annex 5	Form of Pledge Amendment

iii

PLEDGE AND SECURITY AGREEMENT, dated as of June 12, 2006, made by CELLU PAPER HOLDINGS, INC. (“Holdings”), CELLU TISSUE HOLDINGS, INC. (the “US Borrower”) and each of its subsidiaries signatories hereto (Holdings, the US Borrower and such subsidiaries, together with any other entity that may become a party hereto as provided herein, the “Grantors”) in favor of JPMORGAN CHASE BANK, N.A., as US administrative agent (in such capacity, the “US Administrative Agent”) for the lenders (the “Lenders”) party to the Credit Agreement, dated as of June 12, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the US Borrower, Interlake Acquisition Corporation Limited (the “Canadian Borrower”; together with the US Borrower, the “Borrowers”), the Loan Guarantors party thereto (the “Loan Guarantors”), the Lenders party thereto, the US Administrative Agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent (in such capacity, the “Canadian Administrative Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Credit Agreement, each Loan Guarantor has guaranteed the obligations of the Borrowers with respect to the Secured Obligations under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that each Grantor shall have executed and delivered this Agreement to the US Administrative Agent, for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the US Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby agrees with the US Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

ARTICLE I DEFINED TERMS

Section 1.1 Definitions. (a) Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

(b) Unless otherwise defined herein, the following terms are used herein as defined in the UCC:

“Accessions”

“Account Debtor”

“Accounts”

“Certificated Security”

“Chattel Paper”

“Commercial Tort Claims”

“Commodity Account”

“Commodity Intermediary”

“Documents”

“Electronic Chattel Paper”

“Equipment”

“Entitlement Holder”

“Entitlement Order”

“Farm Products”

“Financial Asset”

“Fixtures”

“General Intangibles”

“Goods”

“Instruments”

“Inventory”

“Letter-of-Credit Rights”

“Payment Intangibles”

“Securities Accounts”

“Securities Intermediary”

“Security”

“Security Entitlement”

“Supporting Obligations”

(c) The following terms have the following meanings:

“Agreement”: this Pledge and Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Approved Securities Intermediary”: a Securities Intermediary or Commodity Intermediary selected or approved by the US Administrative Agent and with respect to which a Grantor has delivered to the US Administrative Agent an executed Securities Account Control Agreement.

“Asset Disposition”: as defined in the Senior Secured Notes Indenture.

“ Asset Swap”: as defined in the Senior Secured Notes Indenture.

“Blocked Account”: each lock box or other collection account or any other Deposit Account or Securities Account, in each case that is subject to an effective Deposit Account Control Agreement, a Securities Account Control Agreement, or is otherwise subject to the instructions of the US Administrative Agent, as specified in Section 5.12 of the Credit Agreement. “Blocked Account” includes all moneys on deposit in such Blocked Account, all funds credited to such Blocked Account and all certificates and instruments, if any, representing or evidencing such Blocked Account.

“Capital Stock”: of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Cash Equivalents”: (a) securities issued or fully guaranteed or insured by the government of the United States or Canada or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers’ acceptances of any Lender or any commercial bank organized under the laws of the United States or Canada, any state or province thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) that, at the time of acquisition, are rated at least “A-1” by S&P or “P-1” by Moody’s, (c) commercial paper of an issuer rated at least “A-1” by S&P or “P-1” by Moody’s and (d) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a), (b) and (c) above, (ii) has net assets of not less than $500,000,000 and (iii) is rated at least “A-1” by S&P or “P-1” by Moody’s; provided, however, that the maturities of all obligations of the type specified in clauses (a), (b) and (c) above shall not exceed 270 days.

“Collateral”: the First Priority Collateral and the Second Priority Collateral.

“Collateral Accounts”: the First Priority Collateral Account and the Second Priority Collateral Account and any other Deposit Account or Securities Account established by the US Administrative Agent pursuant to Section 8.1.

“Contractual Obligation”: with respect to any Person, any obligation, agreement, undertaking or similar provision of any security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

“Control”: shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Control Account”: a Securities Account or Commodity Account that is the subject of an effective Securities Account Control Agreement and that is maintained by any Grantor with an Approved Securities Intermediary. “Control Account” includes all Financial Assets held in a Securities Account or a Commodity Account and all certificates and instruments, if any, representing or evidencing the Financial Assets contained therein.

“Copyright Licenses”: any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyrights”: (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Deposit Account Bank”: a bank or other financial institution selected or approved by the US Administrative Agent with respect to which a Grantor has delivered to the US Administrative Agent an executed Deposit Account Control Agreement substantially in the form of Annex 3.

“Domestic Person”: any “United States person” under and as defined in Section 7701(a)(30) of the Code.

“Documents of Title”: all Documents, and any and all warehouse receipts; bills of lading, shipping documents, Chattel Paper, Instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash Proceeds of the foregoing.

“Exchange Act”: the Securities Exchange Act of 1934, as amended.

“Excluded Property”: any permit, lease, license, contract or other agreement held by any Grantor that validly prohibits the creation by such Grantor of a Lien thereon, or any permit, lease, license contract or other agreement held by any Grantor to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition is not removed, terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law.

“First Priority Collateral”: with respect to each Grantor, all such Grantor’s now existing or hereinafter arising (i) Inventory, (ii) Receivables, (iii) any and all Instruments, Documents, Chattel Paper (including Electronic Chattel Paper) and other contracts, in each case evidencing or substituted for any Receivable, (iv) guarantees, Supporting Obligations, Letter-of-Credit Rights, security and other credit enhancements for the Receivables, (v) documents of title for any Inventory, (vi) claims and causes of action in any way relating to any of the Receivables or Inventory, (vii) Deposit Accounts and any Other Collateral into which any proceeds of Receivables or Inventory are deposited (including all cash, Cash Equivalents, Financial Assets and other funds on deposit therein or credited thereto), (viii) rights to any Goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed Goods; (ix) reserves and credit balances arising in connection with or pursuant hereto, (x) unpaid seller’s or lessor’s rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom, (xi) insurance policies or rights relating to any of the foregoing; (xii) General Intangibles pertaining to any and all of the foregoing (including all rights to payment, including those arising in connection with bank and non-bank credit cards), (xiii) promissory notes, deposits or property of Account Debtors securing the obligations of any such Account Debtors to the Loan Parties or any one of them and (xiv) all books and records (and any electronic media and software related thereto) pertaining to any of the foregoing, and all substitutions, replacements, Accessions, products or Proceeds (including, without limitation, insurance proceeds, cash and Cash Equivalents) of any of the foregoing; provided, however, that any Collateral, regardless of type, received in connection with an Asset Disposition or Asset Swap of First Priority Collateral or otherwise in exchange for First Priority Collateral pursuant to the terms of the Credit Agreement or the Senior Secured Notes Indenture shall be treated as First Priority Collateral under this Agreement and the Intercreditor Agreement; provided, further, that any Collateral of the type that constitutes First Priority Collateral, if received in connection with an Asset Disposition or Asset Swap of Second Priority Collateral or otherwise in exchange for Second Priority Collateral pursuant to the terms of the Senior Secured Notes Indenture, shall be treated as Second Priority Collateral under this Agreement and the Intercreditor Agreement; provided, further, that the “First Priority Collateral” shall not include any Excluded Property.

“First Priority Collateral Account”: the “Cellu Tissue First Priority Collateral Account” established by the US Administrative Agent as provided in Section 8.1.

“First Priority Interest”: as defined in Section 3.1.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property owned, held or used, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, technology, know how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”: any promissory note evidencing loans made by any Grantor to Holdings, the US Borrower or any of its Subsidiaries.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC (other than any Voting Stock of any Non-U.S. Person, to the extent such Voting Stock is excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers”: the collective reference to each issuer of any Investment Property.

“License”: any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Grantor.

“Liens”: any mortgage, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Material Contract”: with respect to any Person, (i) each Contractual Obligation of such Person or any of its Subsidiaries involving aggregate consideration payable to or by such Person or such Subsidiary of $2,500,000 or more in any fiscal year (other than Contractual Obligations (including purchase orders) owed to vendors and/or due from customers arising in the ordinary course of the business of such Person or such Subsidiary and other than Contractual Obligations that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days’ notice without penalty or premium) and (ii) all other Contractual Obligations material to the business, operations, condition (financial or otherwise), performance, prospects or properties of such Person or such Subsidiary.

“Material Intellectual Property”: Intellectual Property owned by or licensed to a Grantor and material to such Grantor’s business.

“Non-US Person”: any Person that is not a Domestic Person.

“Notes Collateral Agent”: The Bank of New York, in its capacity as collateral agent for the trustee under the Senior Secured Notes Indenture and the holders of the Senior Secured Notes.

“Note Documents”: the collective reference to the Senior Secured Notes and any documents entered into in connection therewith.

“Other Collateral”: all lockboxes, all Blocked Accounts, the Collateral Account and any other Deposit Accounts maintained with any bank or financial institutions into which the Proceeds of any First Priority Collateral are or may be deposited.

“Patent License”: all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, license, disclose, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

“Patents”: (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Person”: any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

“Pledged Collateral”: collectively, the Pledged Notes, the Pledged Stock, any other Investment Property of any Grantor, all certificates or other instruments representing any of the foregoing and all Security Entitlements of any Grantor in respect of any of the foregoing; provided, however, that “Pledged Collateral” shall not include, unless otherwise agreed by the Grantors and the US Administrative Agent, Voting Stock of any Non-U.S. Person in excess of 65% of the Voting Stock of such Non-U.S. Person, unless such Non-U.S. Person becomes a Loan Guarantor in respect of which 100% of such Voting Stock shall be “Pledged Collateral” and provided, further, that if a percentage greater than 65% of the outstanding Voting Stock of any Non-U.S. Person is pledged to secure any other Indebtedness or other obligations of any Borrower or Loan Guarantor, such greater percentage shall be “Pledged Collateral”. “Pledged Collateral” may be General Intangibles or Investment Property.

“Pledged Notes”: all right, title and interest of any Grantor in all promissory notes and other Instruments evidencing any Indebtedness owed to a Grantor, including such Promissory Notes and Instruments listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes or other Instruments issued to or held by any Grantor.

“Pledged Stock”: the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person, whether certificated or uncertificated, that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided, that, unless otherwise agreed by the Grantors and the US Administrative Agent, in no event shall more than 65% of the total outstanding Voting Stock of any Non-U.S. Person be required to be pledged hereunder (other than the Voting stock of the Canadian Borrower or any other Non-U.S. Person that becomes a Loan Guarantor, in respect of which 100% of such Voting Stock shall be required to be pledged hereunder); and provided, further, that if a percentage greater than 65% of the outstanding Voting Stock of any Non-U.S. Person is pledged to secure any other Indebtedness or other obligations of any Borrower or Loan Guarantor, such greater percentage shall be required to be pledged hereunder.

“Preferred Stock”: as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivables”: all Accounts and any and all other receivables and any other right to payment for goods sold or leased or for services rendered, including, without limitation, all Accounts created by, or arising from, all of each of the Loan Parties’ sales, leases, rentals of goods or renditions of services to their customers, in each case (i) including but not limited to, those accounts arising under any of the Loan Parties’ trade names or styles, or through any of the Loan Parties’ divisions and (ii) whether or not (x) such right is evidenced by an Instrument or Chattel Paper, (y) whether or not it has been earned by performance (including, without limitation, any Account) or (z) specifically listed on schedules furnished to the US Administrative Agent.

“Second Priority Collateral”: with respect to each Grantor, the following property now owned or hereafter acquired by such Grantor or in which such Grantor has now or at any time in the future may acquire any right; title or interest; all Chattel Paper, Deposit Accounts (other than Other Collateral), Documents (including Documents of Title), Equipment, General Intangibles, Instruments, Intellectual Property, Investment Property, Letter-of-Credit Rights, Vehicles, Commercial Tort Claims, and all other property not described above, all books and records pertaining to the foregoing and, to the extent not otherwise included in the foregoing, all Proceeds, all Supporting Obligations and all products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; but, excluding, however, all First Priority Collateral and the Number 1 Paper Machine located at the Menominee, Michigan facility and all equipment directly related thereto; provided, however, that any Collateral, regardless of type, received in connection with an Asset Disposition or Asset Swap of Second Priority Collateral or otherwise in exchange for Second Priority Collateral, or any additional issuance of Secured Notes, pursuant to the terms of the Senior Secured Notes Indenture shall be treated as Second Priority Collateral under this Agreement and the Intercreditor Agreement; provided, further, that any Collateral of the type that constitutes Second Priority Collateral, if received in connection with an Asset Disposition or Asset Swap of First Priority Collateral or otherwise in exchange for First Priority Collateral pursuant to the terms of the Senior Secured Notes Indenture, shall be treated as First Priority Collateral under this Agreement and the Intercreditor Agreement; provided, further, that the “Second Priority Collateral” shall not include any Excluded Property.

“Second Priority Collateral Account”: the “Cellu Tissue Second Priority Collateral Account” established by the US Administrative Agent as provided in Section 8.1.

“Second Priority Interest”: as defined in Section 3.2.

“Secured Debt Documents”: the collective reference to the Loan Documents and the Note Documents.

“Secured Parties”: the collective reference to the US Administrative Agent and the Lenders.

“Securities Account Control Agreement”: an agreement substantially in the form of Annex 4 hereto among the US Administrative Agent, any Grantor and the relevant Approved Securities Intermediary.

“Securities Act”: the Securities Act of 1933, as amended.

“Trademark License”: any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

“Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

“Vehicles”: all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

“Voting Stock”: as to a corporation, all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

Section 1.2 Other Definitional Provisions.

(a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(d) Subject to Section 11.15, the phrases “satisfied in full” or “payment in full” (or phrases of similar import) when used in this Agreement with respect to any of the Obligations or Secured Obligations (or the Liens securing such obligations), as the case may be, shall mean satisfaction or payment in full of such applicable obligations (or, in the case of reimbursement obligations with respect to Letters of Credit, the payment of cash collateral in an amount equal to 105% of the face amount of such Letters of Credit) other than contingent indemnification obligations which are not then due and payable (or reasonably expected to become due and payable in the then foreseeable future).

(e) Any reference in this Agreement to a Loan Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise all amendments, restatements, supplements or other modifications thereto, and as the same may be in effect at any time such reference becomes operative.

(f) The term “including” means “including without limitation” except when used in the computation of time periods.

(g) The terms “Lender,” “Issuing Bank,” “US Administrative Agent” and “Secured Party” include their respective successors and assigns.

(h) References in this Agreement to any statute shall be to such statute as amended or modified and in effect from time to time.

ARTICLE II INTENTIONALLY DELETED

ARTICLE III GRANT OF SECURITY INTEREST

Section 3.1 Grant of First Priority Interest. Each Grantor hereby collaterally assigns, mortgages, pledges, hypothecates, transfers and grants to the US Administrative Agent, for the benefit of the Secured Parties, a first priority security interest (the “First Priority Interest”) in all right, title and interest of such Grantor in such Grantor’s now owned or hereafter acquired First Priority Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Secured Obligations.

Section 3.2 Grant of Second Priority Interest. Each Grantor hereby collaterally assigns, mortgages, pledges, hypothecates, transfers and grants to the US Administrative Agent, for the benefit of the Secured Parties, a second priority security interest (the “Second Priority Interest”) in all right, title and interest of such Grantor in such Grantor’s now owned or hereafter acquired Second Priority Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Secured Obligations.

Section 3.3 Right of Setoff. To secure the prompt and complete payment, performance and observance of the Secured Obligations and in order to induce the US Administrative Agent and the Secured Parties as aforesaid, each Grantor hereby grants to the US Administrative Agent, for itself and the benefit of the Secured Parties, a right of setoff against the Collateral of such Grantor held by the US Administrative Agent or any Secured Party now or hereafter in the possession or custody of, or in transit to, the US Administrative Agent or any Secured Party, for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power.

Section 3.4 Excluded Property. Notwithstanding anything to the contrary contained in the definition of Collateral, Sections 3.1 and 3.2 or any other provisions of this Agreement or any Mortgage, neither this Agreement nor any Mortgage shall constitute a grant of a security interest in any Excluded Property; provided that, in no event shall Excluded Property be deemed to include any property which is subject to a Lien securing the Senior Secured Notes or any Permitted Refinancing Indebtedness.

Section 3.5 Reclassification. To the extent that the Senior Secured Notes are refinanced with any Permitted Refinancing Indebtedness that is not subject to a Lien securing such Indebtedness, all Second Priority Collateral shall automatically be deemed to constitute First Priority Collateral hereunder.

ARTICLE IV REPRESENTATIONS AND WARRANTIES

To induce the Lenders, the Issuing Bank and the US Administrative Agent to enter into the Credit Agreement, each Grantor hereby represents and warrants each of the following to the US Administrative Agent and each other Secured Party:

Section 4.1 Title; No Other Liens. Except for the security interests granted to the US Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement and the Mortgages and the other Liens permitted to exist on the Collateral by all of the Secured Debt Documents, such Grantor owns, or otherwise has rights in or the power to pledge, sell, consign, transfer and/or create a Lien on or security interest in, and has good title to each item of the Collateral free and clear of any and all Liens, options in favor of or adverse claims of any other Person. No effective security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the US Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement or the Mortgages or as are permitted by all of the Secured Debt Documents.

Section 4.2 Perfected First Priority Liens. The First Priority Interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the US Administrative Agent in completed and duly executed or authenticated form) will constitute valid and continuing perfected security interests in all of the First Priority Collateral in favor of the US Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any First Priority Collateral from such Grantor and (b) are prior to all other Liens on the First Priority Collateral in existence on the date hereof except for Liens permitted by the Secured Debt Documents that have priority over the Liens on the First Priority Collateral granted hereby by operation of law.

Section 4.3 Perfected Second Priority Liens. The Second Priority Interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the US Administrative Agent in completed and duly executed or authenticated form) will constitute valid and continuing perfected security interests in all of the Second Priority Collateral in favor of the US Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Second Priority Collateral from such Grantor and (b) are prior to all other Liens on the Second Priority Collateral in existence on the date hereof except for the Liens permitted by the Credit Agreement that have priority over the Liens on the Second Priority Collateral granted hereby by operation of law.

Section 4.4 Jurisdiction of Organization; Chief Executive Office. (a) On the date hereof, such Grantor’s jurisdiction of organization, name as it appears identification number; if any, from the official filings in its jurisdiction of organization, and the location of such Grantor’s chief executive office are specified on Schedule 4.

(b) Such Grantor’s jurisdiction of organization is the only jurisdiction in which such Grantor is a “registered organization” (as such term is used in Section 9-307 of the UCC).

(c) Such Grantor has furnished to the US Administrative Agent a certified charter, certificate of incorporation or other equivalent Constituent Document and long-form good standing certificate as of a date that is recent to the date hereof.

(d) Except as disclosed in Schedule 4, during the five years ending on the date hereof, such Grantor has not changed its name, location, chief executive office, type of organization, jurisdiction of organization or organizational identification number from the information set forth on Schedule 4.

Section 4.5 Equipment. On the date hereof, such Grantor’s Inventory and Equipment (other than mobile Goods or Equipment or Inventory in transit) is kept at the locations listed on Schedule 5.

Section 4.6 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

Section 4.7 Investment Property. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares or interests of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Issuer that is a Non-U.S. Person and is not a Loan Guarantor, if less, 65% of the outstanding Voting Stock of each relevant Issuer.

(b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The Pledged Notes listed on Schedule 2 hereto constitute all of the Pledged Notes held by such Grantor on the date hereof.

(d) Schedule 2 lists all Instruments, Letter-of-Credit Rights, Chattel Paper and Securities Accounts of each Grantor that is included in the Collateral on the date hereof. All action by each Grantor necessary or desirable to protect and perfect the Lien of the US Administrative Agent on each item set forth on Schedule 2 (including delivery of originals thereof to the US Administrative Agent (or, if required by the Intercreditor Agreement, to the Notes Collateral Agent) and the actions referred to in Sections 5.1 and 5.3) has been duly taken.

(e) All Pledged Collateral held by a Securities Intermediary in a Securities Account is in a Control Account.

(f) Other than Pledged Stock that constitute General Intangibles, there is no Pledged Collateral other than that represented by certificated securities or Instruments in the possession of the US Administrative Agent (or, in accordance with the Intercreditor Agreement, the Notes Collateral Agent) or that consists of Financial Assets held in a Control Account.

Section 4.8 Intellectual Property. (a) Schedule 6 lists all Intellectual Property of such Grantor on the date hereof, separately identifying (i) that owned by such Grantor and that licensed to such Grantor and (ii) that which is Material Intellectual Property. The Material Intellectual Property set forth on Schedule 6 for such Grantor constitutes all of the intellectual property rights necessary to conduct its business.

(b) On the date hereof, all Material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person.

(c) Except as set forth in Schedule 6, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor. Schedule 6 lists all Intellectual Property, which, on the date hereof, is the subject of a license agreement pursuant to which such Grantor is a licensee thereof. Each such license agreement is valid and binding and in full force and effect with respect to such Grantor and such Grantor has not received any notice of termination or cancellation or received any notice of a breach or default under such agreement. To the extent that Section 9-408 of the UCC is applicable thereto or such agreement permits the assignment of such Grantor’s rights thereunder, such license agreement will not cease to be valid and binding in full force and effect (other than such terms as are deemed ineffective pursuant to Section 9-408 of the UCC) with respect to such Grantor on terms identical to those currently in effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a material breach or default under such agreement or otherwise give any party thereto a right to terminate such agreement.

(d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property in any material respect.

(e) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor’s ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.

Section 4.9 Receivables. (a) None of the obligors on any Receivable is a Governmental Authority.

(b) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper that has not been delivered to the US Administrative Agent, properly endorsed for transfer, to the extent delivery is required by Section 5.1.

Section 4.10 Deposit Accounts and Securities Accounts. All of the Deposit Accounts and Securities Accounts maintained by such Grantor on the date hereof are listed on Schedule 7.

Section 4.11 Excluded Property. No property or assets are excluded from the security interests granted to the Secured Parties hereunder in reliance on Section 3.4.

Section 4.12 Commercial Tort Claims. The only Commercial Tort Claims of any Grantor existing on the date hereof and known to such Grantor (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such Commercial Tort Claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on Schedule 8 which sets forth such information separately for each Grantor.

Section 4.13 General Intangibles. Each Grantor possesses all General Intangibles and rights thereto necessary to conduct their business as conducted as of the Closing Date and shall maintain its rights in, and the value of, the foregoing in the ordinary course of their business, including, without limitation, by making timely payment with respect to any applicable licensed rights, except as shall be consistent with commercially reasonable business judgment and past practice.

ARTICLE V COVENANTS

Each Grantor covenants and agrees with the US Administrative Agent for the benefit of the Secured Parties that from and after the date of this Agreement until the Secured Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

Section 5.1 Delivery of Instruments, Certificated Securities and Chattel Paper. (a) If any amount payable under or in connection with any of the First Priority Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the US Administrative Agent, duly indorsed in a manner reasonably satisfactory to the US Administrative Agent, to be held as First Priority Collateral pursuant to this Agreement.

(b) If any amount payable under or in connection with any of the Second Priority Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the US Administrative Agent (or the Notes Collateral Agent as provided in the Intercreditor Agreement), duly indorsed in a manner reasonably satisfactory to the US Administrative Agent, to be held as Second Priority Collateral pursuant to the Intercreditor Agreement.

Section 5.2 Maintenance of Insurance. (a) Such Grantor will maintain insurance policies in compliance with Section 5.09 of the Credit Agreement.

(b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the US Administrative Agent of written notice thereof and (ii) with respect to liability insurance, name the US Administrative Agent as an additional insured as its interest may appear and, with respect to casualty insurance, name the US Administrative Agent as insured party and loss payee on a lender loss payable endorsement.

(c) The Company shall deliver to the US Administrative Agent, upon its reasonable request, information describing in reasonable detail the casualty and liability insurance then carried and maintained by each Grantor and stating that such insurance complies with this Section 5.2.

Section 5.3 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain each security interest created by this Agreement as a perfected security interest having at least the priority described in Sections 3.1 and 3.2 and shall defend such security interest against the claims and demands of all Persons.

(b) Such Grantor shall furnish to the US Administrative Agent from time to time, upon the reasonable request of the US Administrative Agent, statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith, all in reasonable detail. Any failure, however, to promptly give the US Administrative Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the security interest of the US Administrative Agent and/or the other Secured Parties in the Collateral.

(c) At any time and from time to time, upon the reasonable written request of the US Administrative Agent, and the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, any and all such further instruments and documents and take such further actions necessary, or as the US Administrative Agent may reasonably request, for the purpose of perfecting and protecting any pledge or security interest purported to be granted by such Grantor hereunder or under the Mortgages and obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) using its reasonable best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of the US Administrative Agent of any License held by such Grantor and to enforce the security interests granted hereunder, (ii) filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, (iii) in the case of Chattel Paper (including Electronic Chattel Paper), Investment Property (including Securities Accounts), Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the US Administrative Agent to obtain Control with respect thereto or possession thereof (including with respect to the Other Collateral, the execution and delivery of Deposit Account Control Agreements and Securities Account Control Agreements). Each Grantor also hereby authorizes the US Administrative Agent to file any such financing or continuation statements without the signature of such Grantor to the extent permitted by applicable law.

(d) Such Grantor shall take all steps necessary to grant the US Administrative Agent control of all Electronic Chattel Paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(e) If such Grantor is or becomes the beneficiary of a letter of credit with respect to any Receivable, such Grantor shall promptly, and in any event within two Business Days after becoming a beneficiary, notify the US Administrative Agent and the Notes Collateral Agent thereof and enter into an agreement with the US Administrative Agent, the Notes Collateral Agent and the issuer and/or confirmation bank with respect to such Letter-of-Credit Rights assigning such Letter-of-Credit Rights to the US Administrative Agent, in the event such Letter-of-of-Credit Right constitutes First Priority Collateral, or to the Notes Collateral Agent, in the event such Letter-of-Credit Right constitutes Second Priority Collateral, and directing all payments thereunder to the collateral account specified pursuant to the Secured Debt Documents, all in form and substance reasonably satisfactory to the US Administrative Agent or the Notes Collateral Agent, as the case may be.

(f) Such Grantor shall promptly, and in any event within two Business Days after the same is acquired by it, notify the US Administrative Agent of any Commercial Tort Claim for an amount in excess of $250,000 acquired by it and such Grantor shall enter into a supplement to this Agreement, granting to the US Administrative Agent a Lien in such Commercial Tort Claim on behalf of the Secured Parties.

(g) Each Grantor shall provide timely notice to the US Administrative Agent of any additional Intellectual Property acquired or applied for subsequent to the Closing Date and the Grantors shall execute and deliver such documentation as the US Administrative Agent may reasonably require to obtain and perfect its Lien thereon.

(h) Each of the Grantors hereby irrevocably grants to the US Administrative Agent a royalty-free, non-exclusive license in its General Intangibles, including any and all right, title and interest in any of the foregoing Collateral, for the sole purpose, upon the occurrence and during the continuance of an Event of Default and otherwise in accordance with the Intercreditor Agreement, of the right to: (i) advertise for sale and sell or transfer any Inventory bearing any of the General Intangibles, and (ii) make, assemble, prepare for sale or complete, or cause others to do so, any applicable raw materials or Inventory bearing any of the General Intangibles, including use of the Equipment and any real property subject to a Mortgage for the purpose of completing the manufacture of unfinished goods, raw materials or work-in-process comprising Inventory, and apply the proceeds thereof to the Obligations under the Credit Agreement and the other Loan Documents or otherwise as provided in the Intercreditor Agreement, irrespective of the US Administrative Agent’s Lien on and perfection in respect of any General Intangibles.

Section 5.4 Changes in Locations, Name, etc. (a) Such Grantor shall not, except after not less than 30 days’ prior written notice to the US Administrative Agent and delivery to the US Administrative Agent of (x) all additional authenticated financing statements and other documents necessary, or otherwise requested by the US Administrative Agent, to maintain the validity, perfection and priority of the security interests provided for herein and (y) if applicable, a written supplement to Schedule 5 showing any additional location at which Inventory and Equipment shall be kept:

(i) change its jurisdiction of organization or the location of its chief executive office or sole place of business from, or take any action to become a “registered organization” (as used in Section 9-307 of the UCC) in any jurisdiction other than, that referred to on Schedule 4;

(ii) change its name, identity or corporate structure to such an extent that any financing statement filed in connection with this Agreement would become misleading; or

(iii) permit any Inventory or Equipment to be kept at a location other than those listed on Schedule 5.

(b) Such Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, consistent with past practices and including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. If requested by the US Administrative Agent, the security interest of the US Administrative Agent shall be noted on the certificate of title of each Vehicle.

Section 5.5 Notices; Etc. Such Grantor will advise the US Administrative Agent promptly, in reasonable detail, of (a) any Lien (other than security interests created hereby or by any Mortgage or Liens permitted under the Credit Agreement) on any of the Collateral and (b) of the occurrence of any other event that could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby or by any Mortgage. Such Grantor shall (a) except for the security interest created by this Agreement, not create or suffer to exist any Lien upon or with respect to any Collateral, except for Permitted Encumbrances, (b) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement, any other Loan Document, any Requirement of Law or any policy of insurance covering the Collateral, (c) not sell, transfer or assign (by operation of law or otherwise) any Collateral except as permitted under the Credit Agreement, (d) not enter into any agreement or undertaking restricting the right or ability of such Grantor or the US Administrative Agent to sell, assign or transfer any Collateral if such restriction would have a Material Adverse Effect or could reasonably be expected to result in a material decrease in the value of the Collateral, except as permitted under the Credit Agreement, and (e) promptly notify the US Administrative Agent of its entry into any agreement or assumption of undertaking that restricts the ability to sell, assign or transfer any Collateral, except as permitted under the Credit Agreement, regardless of whether or not it has a Material Adverse Effect.

Section 5.6 Investment Property. (a)(i) Such Grantor shall (x) deliver to the US Administrative Agent or the Notes Collateral Agent, as applicable, in accordance with the Loan Documents and the Intercreditor Agreement, all certificates and Instruments representing or evidencing any Pledged Collateral, whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Grantor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the US Administrative Agent together with, in respect of any Pledged Collateral acquired after the date hereof, a pledge amendment, duly executed by the Grantor, substantially in the form of Annex 6 hereto and (y) maintain all other Pledged Stock constituting Investment Property in a Control Account. Such Grantor authorizes the Agent to attach each such pledge amendment to this Agreement. Subject to the Intercreditor Agreement, the US Administrative Agent shall have the right, at any time in its discretion and without notice to the Grantor, to transfer to or to register in its name or in the name of its nominees any Pledged Collateral. The US Administrative Agent shall have the right at any time to exchange any certificate or instrument representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations.

(ii) In furtherance of the foregoing and subject to the Intercreditor Agreement, if such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the US Administrative Agent, hold the same in trust for the US Administrative Agent and deliver the same forthwith to the US Administrative

Agent in the exact form received, duly indorsed by such Grantor to the US Administrative Agent or the Notes Collateral Agent, as required by the Intercreditor Agreement, together with an undated stock power covering such certificate duly executed in blank by such Grantor, to be held by the US Administrative Agent, subject to the terms hereof and the Intercreditor Agreement, as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the US Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the US Administrative Agent, be delivered to the US Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the US Administrative Agent, hold such money or property in trust for the US Administrative Agent, segregated from other funds of such Grantor, as additional collateral security for the Secured Obligations.

(b) Such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of any Issuer (except as expressly permitted by each of the Loan Documents), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by each of the Loan Documents), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement (except as expressly permitted by each of the Loan Documents) or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the US Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof (except as expressly permitted by each of the Loan Documents).

(c) In the case of each Grantor that is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the US Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.6(a)(ii) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.6 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.6 with respect to the Investment Property issued by it. Upon execution hereof, the Grantors shall cause each Issuer that is not a party to this Agreement to execute and deliver to the US Administrative Agent an Acknowledgement and Consent in the form attached hereto as Annex 2.

(d) Such Grantor shall not grant control (as defined in Section 8-106 of the UCC) over any Investment Property to any Person other than the US Administrative Agent or the Notes Collateral Agent (in accordance with the Intercreditor Agreement).

(e) Such Grantor shall not, without the consent of the US Administrative Agent (and if required pursuant to the Credit Agreement, the Required Lenders), agree to any amendment of such Grantor’s charter, bylaws or other organizational or formation documents that in any way adversely affects the perfection of the security interest of the US Administrative Agent in the Pledged Collateral pledged by such Grantor hereunder, including any amendment electing to treat any membership interest or partnership interest that is part of the Pledged Collateral as a security under Section 8-103 of the UCC.

Section 5.7 Intellectual Property. (a) Such Grantor (either itself or through licensees) will (i) continue to use each Trademark that constitutes Material Intellectual Property on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the US Administration Agent shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any Patent that constitutes Material Intellectual Property may become forfeited, abandoned or dedicated to the public.

(c) Such Grantor (either itself or through licensees) (i) will employ each Copyright that constitutes Material Intellectual Property and (ii) will not (and will not permit any licensee or sub-licensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights that is Material Intellectual Property may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights that is Material Intellectual Property may fall into the public domain.

(d) Such Grantor-(either itself or through licensees) will not do any act that knowingly uses any Material Intellectual Property to infringe the intellectual property rights of any other Person.

(e) Such Grantor will notify the US Administrative Agent immediately if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any Material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the US Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers necessary, or as the US Administrative Agent may reasonably request, to evidence the US Administrative Agent’s security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(g) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(h) In the event that any Material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the US Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, seek injunctive relief where appropriate and recover any and all damages for such infringement, misappropriation or dilution.

(i) Unless otherwise agreed to by the US Administrative Agent, such Grantor shall execute and deliver to the US Administrative Agent for filing in (i) the United States Copyright Office, a short-form copyright security agreement in form and substance reasonably satisfactory to the US Administrative Agent and (ii) in the United States Patent and Trademark Office, a short-form patent security agreement and a short-form trademark security agreement, each in form and substance reasonably satisfactory to the US Administrative Agent.

Section 5.8 Receivables. (a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

(b) Such Grantor will deliver to the US Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of any of the then outstanding Receivables.

Section 5.9 Securities Accounts and Deposit Accounts. (a) No Grantor shall maintain or establish any Deposit Account or any Securities Account included in the Collateral with any financial institution unless (i) such Grantor, the US Administrative Agent, in the case of First Priority Collateral, or the Notes Collateral Agent, in the case of Second Priority Collateral, as applicable, and such financial institution shall have entered into a Deposit Account Control Agreement or a Securities Account Control Agreement, as applicable, with respect to such Deposit Account or Securities Account or (ii) the US Administrative Agent, in the case of First Priority Collateral, or the Notes Collateral Agent, in the case of Second Priority Collateral, as applicable, otherwise has Control of such Deposit Account or Securities Account.

(b) Each Grantor shall, subject to the Intercreditor Agreement: (i) indicate on all of its invoices that funds should be delivered to and deposited in a Blocked Account, (ii) direct all of its Account Debtors to deposit any and all proceeds of Collateral into the Blocked Accounts, (iii) irrevocably authorize and direct any banks which maintain such Grantor’s initial receipt of cash, checks and other items to promptly wire transfer all available funds to a Blocked Account or the Collateral Account and (iv) advise all such banks of the US Administrative Agent’s security interest in such funds. In the event (i) such Grantor or any Deposit Account Bank or any Approved Securities Intermediary shall, after the date hereof, terminate any Deposit Account Control Agreement or other Securities Account Control Agreement with respect to the maintenance of such Blocked Account for any reason, (ii) the US Administrative Agent shall demand such termination as a result of the failure of such Deposit Account Bank or Approved Securities Intermediary to comply with the terms of the applicable Collateral Document, or (iii) the US Administrative Agent determines in its reasonable business judgment that the financial condition of such Deposit Account Bank or Approved Securities Intermediary has materially deteriorated, the applicable Grantor shall, subject to the Intercreditor Agreement, notify all of its Account Debtors and/or other obligors that were making payments to such terminated Blocked Account, as the case may be, to make all future payments to another Blocked Account, as the case may be, in each case subject to a security interest having the priority specified in Section 3.1 or 3.2 of this Agreement in favor of the US Administrative Agent for the benefit of the Secured Parties (subject only to Permitted Encumbrances).

Section 5.10 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and government charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, material and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

Section 5.11 Vehicles. Upon the reasonable request of the US Administrative Agent, within 30 days after the date of such request and, with respect to any Vehicle acquired by such Grantor subsequent to the date of any such request, within 30 days after the date of acquisition thereof, such Grantor shall file all applications for certificates of title or ownership indicating the US Administrative Agent’s security interest (subject only to Permitted Encumbrances having priority over the US Administrative Agent’s security interest) in the Vehicle covered by such certificate and any other necessary documentation, in each office in each jurisdiction that the US Administrative Agent shall deem advisable to perfect its security interests in the Vehicles.

Section 5.12 Commercial Tort Claims. Each Grantor agrees that, if it shall acquire any interest in any Commercial Tort Claim (whether from another Person or because such Commercial Tort Claim shall have come into existence), (i) such Grantor shall, as soon as reasonably practicable upon such acquisition, deliver to the US Administrative Agent, in each case in form and substance reasonably satisfactory to the US Administrative Agent, a notice of the existence and nature of such Commercial Tort Claim and deliver a supplement to Schedule 8 containing a specific description of such Commercial Tort Claim, and (ii) such Grantor shall execute and deliver to the US Administrative Agent, in each case in form and substance reasonably satisfactory to the US Administrative Agent, any certificate, agreement and other document, and take all other action, deemed by the US Administrative Agent to be reasonably necessary or appropriate for the US Administrative Agent to obtain, on behalf of the Lenders, a perfected security interest having the priority specified in Section 3.1 or 3.2 in all such Commercial Tort Claims. Any supplement to Schedule 8 delivered pursuant to this Section 5.12 shall, after the receipt thereof by the US Administrative Agent, become part of Schedule 8 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

Section 5.13 Good Standing Certificates. Not less frequently than once during each fiscal year, such Grantor shall provide to the US Administrative Agent a certificate of good standing from its state of incorporation or organization.

Section 5.14 Termination; Amendments Not Authorized. Such Grantor acknowledges that it is not authorized to file any financing statement with respect to the Collateral or amendment or termination statement with respect to any financing statement covering the Collateral and agrees that it will not do so, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

ARTICLE VI REMEDIAL PROVISIONS

Section 6.1 Certain Matters Relating to Receivables. (a) The US Administrative Agent shall have the right to make test verifications of the Receivables and Inventory in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the US Administrative Agent may require in connection with such test verifications; and at any time and from time to time, upon the US Administrative Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the US Administrative Agent to furnish to the US Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b) The US Administrative Agent shall authorize each Grantor to collect such Grantor’s Receivables and/or payments with respect to General Intangibles that constitute First Priority Collateral, subject to the US Administrative Agent’s direction and control, and the US Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the US Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables and/or payments with respect to General Intangibles that constitute First Priority Collateral, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the US Administrative Agent if required, in the First Priority Collateral Account (or other Collateral Account agreed to by the US Administrative Agent) maintained under the sole dominion and control of the US Administrative Agent, subject to withdrawal by the US Administrative Agent as provided in Section 8.5 and the rights of the Notes Collateral Agent pursuant to the Intercreditor Agreement, and (ii) until so turned over, shall be held by such Grantor in trust for the US Administrative Agent, segregated from other funds of such Grantor; and each such deposit of Proceeds of Receivables and payments with respect to General Intangibles that constitute First Priority Collateral shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At the US Administrative Agent’s reasonable request, each Grantor shall deliver to the US Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables or payments with respect to General Intangibles that constitute First Priority Collateral, including, without limitation, all original orders, invoices and shipping receipts.

(d) If an Event of Default shall have occurred and be continuing, upon request by the US Administrative Agent, each Grantor shall use its best efforts to obtain any consents, waivers or agreements necessary to enable the US Administrative Agent to exercise its remedies hereunder and under the other Loan Documents with respect to such Grantors rights under any Material Contract or Material Intellectual Property, in each case, together with any related documentation.

Section 6.2 Communications with Account Debtors; Grantors Remain Liable. (a) The US Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with Account Debtors under the Receivables or General Intangibles that constitute First Priority Collateral to verify with them to the US Administrative Agent’s satisfaction the existence, amount and terms of any Receivable or General Intangibles that constitute First Priority Collateral.

(b) Without limiting or affecting any other right or remedy of the US Administrative Agent hereunder, upon the request of the US Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify Account Debtors that the

Receivables or General Intangibles that constitute First Priority Collateral have been assigned to the US Administrative Agent and that any payments owing to such Grantor in respect thereof shall be made directly to the US Administrative Agent. In addition, the US Administrative Agent may at any time during the continuance of an Event of Default enforce such Grantor’s rights against such Account Debtors and obligors of General Intangibles that constitute First Priority Collateral.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and payments in respect of General Intangibles that constitute First Priority Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. The US Administrative Agent shall not have any obligation or liability under any Receivable or General Intangible that constitutes First Priority Collateral (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the US Administrative Agent of any payment relating thereto, nor shall the US Administrative Agent be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable or General Intangible that constitutes First Priority Collateral (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

Section 6.3 Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the US Administrative Agent shall have given notice to the relevant Grantor of the US Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Loan Documents, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the US Administrative Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of this Agreement or any other Loan Document.

(b) If an Event of Default shall occur and be continuing and the US Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, subject to the Intercreditor Agreement (i) the US Administrative Agent shall have the right to receive any and all cash dividends, payments, additional Capital Stock or property or other Proceeds paid in respect of the Investment Property and make application thereof to the Secured Obligations in such order as the US Administrative Agent may determine, and (ii) any or all of the Investment Property shall be registered in the name of the US Administrative Agent or its nominee, and the US Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the US Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the US Administrative Agent may determine), all without liability except to account for property actually received by it, but the US Administrative Agent shall have no duty to any Grantor or any Secured Party to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the US Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the US Administrative Agent.

Section 6.4 Application of Proceeds. The US Administrative Agent may, subject to the terms of the Intercreditor Agreement, apply all or any part of Proceeds constituting Collateral, whether or not held in a Collateral Account, in accordance with the provisions of the Credit Agreement. All Proceeds while held by the US Administrative Agent in a Collateral Account (or by such Grantor in trust for the US Administrative Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement. Any balance of such Proceeds remaining after the Secured Obligations shall have been paid in full (and the reimbursement obligations of the Grantors with respect to any Letters of Credit shall have been cash collateralized as provided in the Credit Agreement) shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive the same.

Section 6.5 Code and Other Remedies. If an Event of Default shall occur and be continuing, the US Administrative Agent may, subject to the terms of the Intercreditor Agreement, exercise, in addition to all other rights and remedies granted to them in this Agreement, in the Mortgages and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the US Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may, subject to the terms of the Intercreditor Agreement, in such circumstances forthwith (i) collect, receive, appropriate and realize upon the Collateral, or any part thereof, (ii) transfer all or any part of the Collateral into the US Administrative Agent’s name or the name of its nominee or nominees, (iii) vote all or any part of the Pledged Stock (whether or not transferred into the name of the US Administrative Agent) and give all consents, waivers and ratification in respect of the Pledged Stock and otherwise act with respect thereto as though it were the outright owner thereof (each Grantor hereby irrevocably constituting and appointing the US Administrative Agent the proxy and attorney-in-fact of such Grantor, with full power of substitution to do so) and to exercise any and all of the rights or power of such Grantor in its capacity as shareholder of any relevant Issuer, and/or (iv) forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the US Administrative Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The US Administrative Agent shall have the right, subject to the terms of the Intercreditor Agreement, upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. If an Event of Default shall have occurred and shall be continuing, each Grantor further agrees, at the US Administrative Agent’s request, to assemble the Collateral and, subject to the terms of the Intercreditor Agreement, make it available to the US Administrative Agent at places which the US Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere, and promptly to execute and deliver to the US Administrative Agent such instruments or other documents as may be necessary or advisable to enable the US Administrative Agent or its agent or representative to obtain, subject to the terms of the Intercreditor Agreement, possession of all or any part of the Collateral the possession of which the US Administrative Agent shall at the time be entitled to hereunder. The US Administrative Agent shall, subject to the terms of the Intercreditor Agreement, also be entitled, so long as an Event of Default shall have occurred and be continuing, to occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is assembled or located for a reasonable period to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor for such occupation and to otherwise exercise, subject to the terms of the Intercreditor Agreement, any and all rights and remedies of any Grantor under or in connection with the Collateral, or otherwise in respect of the Collateral. The US Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.5, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the US Administrative Agent hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, in the manner required by Section 8.5, and only after such application and after the payment by the US Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the UCC, need the US Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the US Administrative Agent arising out of the exercise by the US Administrative Agent of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

Section 6.6 Registration Rights. (a) If the US Administrative Agent shall, subject to the terms of the Intercreditor Agreement, determine to exercise its right to sell any or all of the Pledged Collateral pursuant to Section 6.5, and if in the opinion of the US Administrative Agent it is necessary or advisable to have the Pledged Collateral, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the US Administrative Agent, necessary or advisable to register the Pledged Collateral, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Collateral, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the US Administrative Agent, are reasonably necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all applicable jurisdictions and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 1l(a) of the Securities Act.

(b) Each Grantor recognizes that the US Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The US Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 6.6 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.6 will cause irreparable injury to the US Administrative Agent and the Secured Parties, that the US Administrative Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.6 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

Section 6.7 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by the US Administrative Agent to collect such deficiency.

Section 6.8 Proceeds to be Turned over to US Administrative Agent. In addition to the rights of the US Administrative Agent specified in Section 6.1 with respect to payments of Receivables and General Intangibles that constitute First Priority Collateral, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the US Administrative Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the US Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the US Administrative Agent, if required). All Proceeds received by the US Administrative Agent hereunder shall be held by the US Administrative Agent in the First Priority Collateral Account (or such other Collateral Account acceptable to the US Administrative Agent), in the case of Proceeds of First Priority Collateral, and in the Second Priority Collateral Account, in the case of Proceeds of Second Priority Collateral, each account maintained under the Control of the US Administrative Agent; provided, that the security interest and lien of the Notes Collateral Agent pursuant to the Note Documents shall have been satisfied and discharged in full with respect to Proceeds of Second Priority Collateral and the US Administrative Agent is not required under the Intercreditor Agreement to deliver such Proceeds to the Notes Collateral Agent. All Proceeds while held by the US Administrative Agent in the Collateral Accounts (or by such Grantor in trust for the US Administrative Agent and the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided by the Credit Agreement, subject to the terms of the Intercreditor Agreement.

ARTICLE VII ACTIONS EVENT OF DEFAULT

Section 7.1 General Authority of the US Administrative Agent over the Collateral. Each Grantor and, by its acceptance of the benefits hereof, each Secured Party, hereby irrevocably constitutes and appoints the US Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in its or his own name, from time to time in the US Administrative Agent’s discretion so long as an Event of Default has occurred and is continuing, to take any and all actions and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Agreement and accomplish the purposes hereof.

Section 7.2 Judicial Proceedings and Insolvency Events. If an Event of Default has occurred and is continuing, the US Administrative Agent, subject to the Intercreditor Agreement, (i) shall have the right and power to institute, maintain, defend and participate in such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and the interests of the Secured Parties, (ii) may, either after entry, or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to sell all or, from time to time, any of the Collateral under the judgment or decree of a court of competent jurisdiction and (iii) may, on behalf of the Secured Parties, file claims concerning, stipulate or consent to, any matter concerning, and otherwise represent the interests of the Secured Parties concerning, the Collateral.

Section 7.3 Right to Appoint a Receiver. If an Event of Default has occurred and is continuing, subject to the Intercreditor Agreement, upon the filing of a bill in equity or other commencement of judicial proceedings to enforce the rights of the US Administrative Agent under this Agreement, the US Administrative Agent shall, to the extent permitted by law, with notice to the Grantor but without notice to any party claiming through the Grantors, without regard to the solvency or insolvency at the time of any Person then liable for the payment of any of the Secured Obligations, without regard to the then value of the Collateral, and without requiring any bond from any complainant in such proceedings, be entitled as a matter of right to the appointment of a receiver or receivers of the Collateral, or any part thereof, and of the rents, issues, tolls, profits, royalties, revenues and other income thereof, pending such proceedings, with such powers as the court making such appointment shall confer, and to the entry of an order directing that the rents, issues, tolls, profits, royalties, revenues and other income of the property constituting the whole or any part of the Collateral be segregated, sequestered and impounded for the benefit of the US Administrative Agent and the Secured Parties, and each Grantor irrevocably consents to the appointments of such receiver or receivers and to the entry of such order; provided that, notwithstanding the appointment of any receiver, the US Administrative Agent shall be entitled to retain possession and control of all cash and Cash Equivalents held by or deposited with it pursuant to this Agreement.

Section 7.4 Remedies Not Exclusive. (a) No remedy conferred upon or reserved to the US Administrative Agent herein is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute.

(b) No delay or omission by the US Administrative Agent to exercise any right, remedy or power hereunder or under any other Collateral Document shall impair any such right, remedy or power or shall be construed to be a waiver thereof, and every right, power and remedy given by this Agreement to the US Administrative Agent may be exercised from time to time and as often as may be deemed expedient by the US Administrative Agent.

(c) If the US Administrative Agent shall have proceeded to enforce any right, remedy or power under this Agreement and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the US Administrative Agent, then the Grantors, the US Administrative Agent and the Secured Parties shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder or thereunder with respect to the Collateral and in all other respects, and thereafter all rights, remedies and powers of the US Administrative Agent shall continue as though no such proceeding had been taken.

(d) All rights of action and of asserting claims upon or under this Agreement may be enforced by the US Administrative Agent without the possession of any Loan Document or instrument evidencing any Secured Obligation or the production thereof at any trial or other proceeding relative thereto, and any suit or proceeding instituted by the US Administrative Agent shall be, subject to Section 10, brought in its name as US Administrative Agent and any recovery of judgment shall be held as part of the Collateral.

Section 7.5 Waiver and Estoppel. (a) Each Grantor agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim, or take the benefit or advantage of, any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Agreement or any other Collateral Document and hereby waives all benefit or advantage of all such laws and covenants that it will not hinder, delay or impede the execution of any power granted to the US Administrative Agent in this Agreement or in any other Collateral Document but will suffer and permit the execution of every such power as though no such law were in force.

(b) Each Grantor, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including without limitation any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshaling of the Collateral upon any sale, whether made under any power of sale granted herein or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement or any other Collateral Document and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety.

(c) Each Grantor waives, to the extent permitted by applicable law, presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder or under any Loan Document) in connection with this Agreement and any other Collateral Document and any action taken by the US Administrative Agent with respect to the Collateral.

Section 7.6 Limitation on US Administrative Agent’s Duty in Respect of Collateral. Beyond its duties as to the custody thereof expressly provided in Section 10.2 herein and to account to the Secured Parties and the Grantors for moneys and other property received by it hereunder, the US Administrative Agent shall not have any duty to the Grantors or to the Secured Parties as to any Collateral in its possession or control or in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

ARTICLE VIII COLLATERAL ACCOUNT; DISTRIBUTIONS

Section 8.1 The Collateral Account. (a) On the date hereof, there shall be established and, at all times thereafter until the Liens created by this Agreement and by each other Collateral Document shall have terminated, there shall be maintained by the US Administrative Agent at Chase (or such other bank or financial institution acceptable to the US Administrative Agent and notified to the Grantors) (i) an account which shall be designated the “Cellu Tissue First Priority Collateral Account” (the “First Priority Collateral Account”) and (ii) an account which shall be designated the “Cellu Tissue Second Priority Collateral Account” (the “Second Priority Collateral Account”). The US Administrative Agent may establish one or more other Deposit Accounts and one or more Securities Accounts with such depositaries and Securities Intermediaries as it in its sole discretion shall determine. Each such account shall be in the name of the US Administrative Agent (but may also have words referring to the applicable Grantor and the account’s purpose).

(b) All moneys which are required by the Credit Agreement, this Agreement or by any Mortgage or any other Collateral Document to be delivered to the US Administrative Agent while an Event of Default has occurred and is continuing or which are received by the US Administrative Agent or any agent or nominee of the US Administrative Agent in respect of the Collateral or otherwise in accordance with the terms of the Credit Agreement, whether in connection with the exercise of the remedies provide in this Agreement or in any other Collateral Document or otherwise, shall be deposited (i) in the First Priority Collateral Account or other Collateral Account acceptable to the US Administrative Agent, to the extent that such moneys constitute Proceeds of First Priority Collateral or constitute First Priority Collateral under the terms of the Credit Agreement and (ii) subject to the Intercreditor Agreement, in the Second Priority Collateral Account to the extent that such moneys constitute Proceeds of Second Priority Collateral or constitute Second Priority Collateral under the terms of the Credit Agreement and are not otherwise required under the Intercreditor Agreement to be delivered to the Notes Collateral Agent.

(c) Moneys and other Financial Assets in the First Priority Collateral Account and the Second Priority Collateral Account shall be held by the US Administrative Agent as part of the Collateral and applied in accordance with the terms of this Agreement.

Section 8.2 Control of Collateral Account. All right, title and interest in and to the Collateral Accounts shall vest in the US Administrative Agent, and funds on deposit in the Collateral Accounts shall constitute part of the Collateral. The Collateral Accounts shall be subject to the exclusive dominion and control of the US Administrative Agent and no Grantor shall have any right of withdrawal from the Collateral Accounts without the US Administrative Agent’s consent. The US Administrative Agent shall be the Entitlement Holder with respect to each such Securties Account and the only Person authorized to give Entitlement Orders with respect thereto.

Section 8.3 Investment of Funds Deposited in Collateral Account. The US Administrative Agent may invest and reinvest moneys on deposit in the Collateral Accounts at any time in Cash Equivalents at the direction of the Grantors. In the absence of such directions, such moneys shall remain uninvested. All such investments and the interest and income received thereon and the net proceeds realized on the sale or redemption thereof shall be held in the Collateral Accounts as part of the Collateral. Except during the continuance of an Event of Default, the US Administrative Agent agrees with the Loan Parties to issue Entitlement Orders for such investments in Cash Equivalents as requested by such Loan Parties; provided, that the US Administrative Agent shall not be responsible for any diminution in funds resulting from such investments or any liquidation prior to maturity.

Section 8.4 Withdrawals by the Grantors. The Grantors shall be permitted to make withdrawals from the Collateral Accounts pursuant to the provisions of the Credit Agreement.

Section 8.5 Application of Moneys. The US Administrative Agent shall hold and apply moneys in the Collateral Accounts in accordance with the provisions of Section 6.4 and otherwise in accordance with the Credit Agreement.

Section 8.6 US Administrative Agent’s Calculations. All distributions made by the US Administrative Agent pursuant to Section 8.5 shall be final (absent manifest error), and the US Administrative Agent shall have no duty to inquire as to the application of any amounts distributed by it.

Section 8.7 Excess Payments. If at any time when an Event of Default shall have occurred and be continuing, any Secured Party (a “Receiving Party”) shall receive any payment or distribution on account of the Secured Obligations owed to such Receiving Party (whether voluntary, involuntary, through the exercise of any rights of set off, or otherwise, and whether in cash, property or securities) representing proceeds of any of the Collateral and which is in excess of the payments or distributions such Receiving Party would have received through the operation of Section 8.5 and after giving effect to the circumstances described in Section 11.15 (such payments or distributions, “Excess Payments”), then such Receiving Party shall hold such Excess Payments in trust for the benefit of all Secured Parties and shall promptly pay over such Excess Payments in the form received (duly endorsed, if necessary, to the US Administrative Agent) to the US Administrative Agent, for distribution by the US Administrative Agent pursuant to Section 8.5.

ARTICLE IX AGREEMENTS WITH THE US ADMINISTRATIVE AGENT

Section 9.1 Delivery of Secured Debt Documents. On the date hereof, the US Borrower shall deliver to the US Administrative Agent true and complete copies of each Secured Debt Document as in effect on the date hereof. The US Borrower shall deliver to the US Administrative Agent, promptly upon the execution thereof, (i) a true and complete copy of all amendments, modifications or supplements to any Secured Debt Document entered into after the date hereof, and (ii) a true and complete copy of any new Secured Debt Document entered into after the date hereof.

Section 9.2 Compensation and Expenses. Each Grantor, jointly and severally, agrees to pay to the US Administrative Agent, from time to time upon demand, the fees, costs and expenses payable under and in accordance with Section 9.03(a) of the Credit Agreement. The obligations of the Grantors under this Section 9.2 shall survive the termination of the other provisions of this Agreement and other Loan Documents.

Section 9.3 Stamp and Other Similar Taxes. Each Grantor, jointly and severally, agrees to indemnify and hold harmless the US Administrative Agent and each Secured Party from any present or future claim for liability for any stamp or any other similar tax, and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any other Loan Document or any Collateral. The obligations of the Grantors under this Section 9.3 shall survive the termination of the other provisions of this Agreement and the other Loan Documents.

Section 9.4 Filing Fees, Excise Taxes, Etc. Each Grantor, jointly and severally, agrees to pay or to reimburse the US Administrative Agent for any and all payments made by the US Administrative Agent in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution and delivery of this Agreement and the other Loan Documents. The obligations of the Grantors under this Section 9.4 shall survive the termination of the other provisions of this Agreement and the other Loan Documents.

Section 9.5 Indemnification. Each Grantor, jointly and severally, agrees to pay, indemnify, and hold the US Administrative Agent and each Secured Party (and their respective directors, officers, agents and employees) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, the reasonable fees and expenses of counsel, advisors and agents) or disbursements of any kind or nature whatsoever in accordance with Section 9.03(b) of the Credit Agreement. The agreements in this Section 9.5 shall survive the termination of the other provisions of this Agreement and the other Loan Documents.

ARTICLE X THE US ADMINISTRATIVE AGENT

Section 10.1 US Administrative Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the US Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement and the other Collateral Documents, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and the other Collateral Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives the US Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following, subject to the terms of the Intercreditor Agreement:

(i) in the name of such Grantor and its name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or General Intangibles that constitute First Priority Collateral or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the US Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or General Intangible that constitutes First Priority Collateral or with respect to the Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers necessary, or as the US Administrative Agent may reasonably request, to evidence the US Administrative Agent’s and the Secured Parties’ security interest in such Intellectual Property and the goodwill and General Intangibles that constitute First Priority Collateral of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement or any other Loan Document and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 6.5 or 6.6, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the US Administrative Agent or as the US Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the US Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the US Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the US Administrative Agent were the absolute owner thereof for all purposes, and do, at the US Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the US Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the US Administrative Agent’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement and the other Collateral Documents, all as fully and effectively as such Grantor might do.

Anything in this Section l0.l(a) to the contrary notwithstanding, the US Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section l0.l(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the US Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the US Administrative Agent incurred in connection with actions undertaken as provided in this Section 10.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would be payable on Revolving Loans that are Alternate Base Rate Loans, from the date of payment by the US Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the US Administrative Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement and each other Loan Document is terminated and the security interests created hereby and thereby are released.

Section 10.2 Duty of US Administrative Agent. The US Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the US Administrative Agent deals with similar property for its own account. None of the US Administrative Agent, any Secured Party or any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the US Administrative Agent and the Secured Parties hereunder are solely to protect the US Administrative Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the US Administrative Agent or any Secured Party to exercise any such powers. The US Administrative Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor or any Secured Party for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

Section 10.3 Filing of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the US Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices necessary to perfect the security interests of the US Administrative Agent under this Agreement and under each other Collateral Document. Each Grantor authorizes the US Administrative Agent to use the collateral description “all personal property” in any such appropriate financing statements. Each Grantor hereby ratifies and authorizes the filing by the US Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

Section 10.4 Authority of US Administration Agent. Each Grantor acknowledges that the rights and responsibilities of the US Administrative Agent under this Agreement and the other Collateral Documents with respect to any action taken by the US Administrative Agent or the exercise or non-exercise by the US Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement or any other Collateral Document shall, as between the US Administrative Agent and the Secured Parties, be governed by the Loan Documents and by such other agreements with respect thereto as may exist from time to time among the US Administrative Agent and the Secured Parties, but, as between the US Administrative Agent and the Grantors, the US Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE XI MISCELLANEOUS

Section 11.1 Notices. Unless otherwise specified herein, all notices, requests, demands or other communications given to any of the Grantors or the US Administrative Agent shall be effected in the manner provided in 9.01 of the Credit Agreement.

Section 11.2 Amendments in Writing. The US Administrative Agent and the Grantors may, from time to time, enter into written agreements supplemental hereto for the purpose of amending, modifying or adding to, or waiving any provisions of, this Agreement or changing in any manner the rights of the US Administrative Agent, the Secured Parties or the Grantors hereunder in accordance with the terms set forth in Section 9.02 of the Credit Agreement.

Section 11.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the US Administrative Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 11.2), delay, indulgence, and omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or event of default under the Loan Documents. No failure to exercise, nor any delay in exercising, on the part of the US Administrative Agent or any Secured Party, any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder or under any other Loan Document shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the US Administrative Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the US Administrative Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Section 11.4 Enforcement Expenses. (a) Each Grantor agrees to pay or reimburse each Secured Party and the US Administrative Agent for all its costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, including, without limitation, the fees and disbursements of counsel to each Secured Party and of counsel to the US Administrative Agent.

(b) The agreements in this Section 11.4 shall survive repayment of the Secured Obligations and all other amounts payable under the Loan Documents.

Section 11.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the US Administrative Agent and the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the US Administrative Agent.

Section 11.6 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 11.7 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11.8 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Section 11.9 Integration. This Agreement, the Mortgages, the other Loan Documents and the Intercreditor Agreement represent the agreement of the Grantors, the US Administrative Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the US Administrative Agent or any Secured Party related to the subject matter hereof and thereof not expressly set forth or referred to herein or in the Loan Documents and the Intercreditor Agreement.

Section 11.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 11.11 Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 11.1 or at such other address of which the US Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

Section 11.12 Acknowledgements. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) neither the US Administrative Agent nor any Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the US Administrative Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

Section 11.13 Additional Grantors. Each Subsidiary of the US Borrower that is required to become a party to this Agreement pursuant to any Loan Document shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

Section 11.14 Releases; Termination of Security Interests. (a) The Liens on the Collateral shall be released at the times, and to the extent, provided under Section 9.02(c) of the Credit Agreement; provided, that the provisions of Sections 9.2, 9.3, 9.4 and 9.5 shall not be affected by any such termination. At the request and sole expense of any Grantor following any such termination, the US Administrative Agent shall deliver, subject to the terms of the Intercreditor Agreement, to such Grantor any Collateral held by the US Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) If the US Administrative Agent shall be permitted pursuant to Section 9.02(c) of the Credit Agreement to release any Lien created hereby upon any Collateral (including any Collateral sold or disposed of by any Grantor in a transaction expressly permitted by the Credit Agreement), such Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in, Section 9.02(c) of the Credit Agreement. In connection therewith, the US Administrative Agent, at the request and sole expense of the Grantors, shall execute and deliver to the Grantors all releases or other documents reasonably necessary or desirable for the release of the Lien created hereby on such Collateral. At the request and sole expense of the Grantors, a Grantor shall be released from its obligations hereunder in the event that all the stock of such Grantor shall be so sold or disposed; provided, however, that the Borrowing US Administrative Agent shall have delivered to the US Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by such Grantor in form and substance reasonably satisfactory to the US Administrative Agent stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

Section 11.15 Reinstatement. Each Grantor agrees that if any payment made by a Grantor or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or is required to be paid to the US Administrative Agent or any other Secured Party pursuant to the terms hereof, for application in accordance with the priorities set forth herein, or the proceeds of Collateral are required to be returned by any Secured Party to such Grantor, its estate, trustee, receiver or any other Person under any Requirement of Law of any Governmental Authority, then to the extent of such payment or repayment, any Lien or other Collateral securing such Obligation shall be and remain in full force and effect as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or by any other Collateral Document or other Collateral securing such Obligation hereunder shall have been released or terminated by virtue of such cancellation or surrender, such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the Secured Obligations of any Grantor in respect of the amount of such payment.

Section 11.16 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND ANY LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, each of the undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:

CELLU PAPER HOLDINGS, INC.

By:	/s/ Dianne M. Scheu
Name: Dianne M. Scheu
Title: Chief Financial Officer

CELLU TISSUE HOLDINGS, INC.

By:	/s/ Dianne M. Scheu
Name: Dianne M. Scheu
Title: Chief Financial Officer

CELLU TISSUE LLC

By:	/s/ Dianne M. Scheu
Name: Dianne M. Scheu
Title: Chief Financial Officer

CELLU TISSUE CORPORATION - NATURAL DAM

By:	/s/ Dianne M. Scheu
Name: Dianne M. Scheu
Title: Chief Financial Officer

CELLU TISSUE CORPORATION - NEENAH

By:	/s/ Dianne M. Scheu
Name: Dianne M. Scheu
Title: Chief Financial Officer

Signature Page to US Pledge and Security Agreement

COASTAL PAPER COMPANY

By:	Van Paper Company,
its Managing Partner

By:	/s/ Dianne M. Scheu
Name: Dianne M. Scheu
Title: Chief Financial Officer

VAN PAPER COMPANY

By:	/s/ Dianne M. Scheu
Name: Dianne M. Scheu
Title: Chief Financial Officer

VAN TIMBER COMPANY

By:	/s/ Dianne M. Scheu
Name: Dianne M. Scheu
Title: Chief Financial Officer

MENOMINEE ACQUISITION CORPORATION

By:	/s/ Dianne M. Scheu
Name: Dianne M. Scheu
Title: Chief Financial Officer

Signature Page to US Pledge and Security Agreement

Acknowledged and Agreed to as of the date first above written:

JPMORGAN CHASE BANK, N.A., as US Administrative Agent

By:	/s/ John M. Harialzyi
Name: John M. Harialzyi
Title: Vice President

Signature Page to US Pledge and Security Agreement